Exhibit 3.29

UNITED STATES OF AMERICA

State of Louisiana

UNION JUSTICE AND CONFIDENCE

Fox McKeithen

SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that

GREY WOLF LLC

Domiciled at BATON ROUGE, LOUISIANA,

In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

December 29, 1998

Fox McKeithen

BBE Z4723351K

Secretary of State

STATE OF LOUISIANA · UNION · JUSTICE · CONFIDENCE · SECRETARY OF STATE

CERTIFICATE SS 102 S (R-3/88)

a copy of the Articles of Organization and initial Report of GREY WOLF LLC Domiciled at BATON ROUGE, LOUISIANA, Was filed and recorded in this Office on December 29, 1998, And all fees having been paid as required by law, the limited liability company is authorized to transact business in this State, subject to the restrictions imposed by law, including the provisions of R.S. Title 12, Chapter 22. J w ieAlintomM mnefeo£, Jr na/ue neveunto ie6 mm. natid’and’cau&ed’me C/eatofin/u Viftce fo Se affixed’a.i’ ime lail-M, Oa£on Jlouae on, December 2, 1998 BBE Z4723351K

W. Fox McKeithen
Secretary of State

LIMITED LIABILITY COMPANY INITIAL REPORT (R.S. 12:1305(E))
1.	The name of this limited liability company is: Grey Wolf LLC

2.	The location and municipal address, not a post office box only, of this limited liability company’s registered office:
8550 United Plaza Boulevard, Baton Rouge, LA 70809
3.	The full name and municipal address, not a post office box only, of each of this limited liability company’s registered agent(s) is/are:
C T Corporation System, 8550 United Plaza Boulevard, Baton Rouge, LA 70809
4.	The names and municipal addresses, not a post office box only, of the first managers, or the members:
Grey Wolf Holdings Company, 10370 Richmond Avenue, Suite 600,

Houston, Texas 77042

To be signed by each person who signed the articles of organization:

/s/ Allen B. Craig, III Allen B. Craig, III, Organizer

AGENT’S AFFIDAVIT AND ACKNOWLEDGMENT OF ACCEPTANCE
     I hereby acknowledge and accept the appointment of registered agent for and on behalf of the above named limited liability company.

Registered agent(s) signature(s):

/s/ Victor Alfano
Victor Alfano/ Asst. Secretary
Sworn to and subscribed before me this 23rd day of December, 1998.

/s/ Michael I. De Silva Notary
(See instructions on back)

ARTICLES OF ORGANIZATION
OF
GREY WOLF LLC
(Under Section 12.1305 of the Limited Liability Company Act of
the State of Louisiana)
     FIRST: The name of the limited liability company is Grey Wolf LLC (hereinafter referred to as the “company”.)
     SECOND: The purpose of the company is to engage in any lawful activity for which limited liability companies may be formed under the provisions of the Limited Liability Company Law of the State of Louisiana.
     THIRD: The limitations on the authority of the members to bind the company are contained in the written regulations of the company.
     FOURTH: The company will not be managed by managers.
     FIFTH: The latest date on which the company is to dissolve is December 30, 2098.
     SIGNED this 22nd day of December, 1998.

/s/ Allen B. Craig III Allen B. Craig III, Organizer

STATE OF TEXAS	)
) SS:
COUNTY OF HARRIS	)
     On this 22nd day of December, 1998, before me, the undersigned authority, personally appeared Allen B. Craig, III, known to me to be the person who signed the foregoing Articles of Organization, and acknowledged to me that (he) signed the foregoing Articles of Organization as organizer.

/s/ Tracey Parkes Notary Public in and for the
State of Texas

(Seal)	My commission expires:
8/13/2002

Exhibit 3.29
CERTIFICATE OF AMENDMENT
TO THE
ARTICLES OF ORGANIZATION
OF
GREY WOLF LLC
     Pursuant to the provisions of Section 12:1309 of the Louisiana Revised Statutes Code, the undersigned Grey Wolf LLC (the “Company”) adopts the following Certificate of Amendment to its Articles of Organization:
     1. That the Articles of Organization of the Company, filed December 29, 1998, is hereby amended by changing paragraph “First” thereof so that, as amended, said paragraph shall read in its entirety as follows:
FIRST: The name of the limited liability company is Precision Drilling LLC (hereinafter referred to as the “company”).
     2. That the domicile address of the Company is c/o CT Corporation System, 5615 Corporate Boulevard, Suite 400B, Baton Rouge, Louisiana 70808.
     3. The above amendments to the Articles of Organization has been adopted and approved in the manner required by the Louisiana Revised Statutes Code and constituent documents of the Company, having been approved by the sole member of the Company.
     4. This document will become effective when the document is filed by the secretary of state.
JAY DARDENNE SECRETARY OF STATE RECEIVED & FILED DATE MAY 27 2009

     IN WITNESS WHEREOF, said Company has caused this certificate to be signed this 18th day of May, 2009.

GREY WOLF LLC

By:	GREY WOLF HOLDINGS COMPANY,
its sole member

/s/ Kenneth J. Haddad Name: Kenneth J. Haddad
Title: Vice President, Business Development

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
     Before me, a notary public, on May 18, 2009, personally appeared Kenneth J. Haddad, known to me to be the person whose name is subscribed to the foregoing Certificate of Amendment and, being by me first duly sworn, declared that the statements therein contained are true and correct.

/s/ Henrietta Judy Rivera Notary Public in and for the State of Texas